Exhibit 1.01

LKQ Corporation
Conflict Minerals Report
For the Year Ended December 31, 2017

This Conflict Minerals Report for LKQ Corporation ("LKQ" or the "Company") is filed pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, for the year ended December 31, 2017.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals"). The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of Products Covered by this Report

Certain of LKQ's operations manufacture, or contract to manufacture, products for which the Conflict Minerals may be necessary to the functionality or production of those products. These products include: refurbished bumpers; refurbished lights; refurbished wheels; remanufactured engines; remanufactured transmissions; remanufactured heavy-duty truck products; and towing products, winches, generators and lighting that we either manufacture or contract to manufacture in our Specialty operations (collectively, the "Covered Products"). These products are generally assembled or manufactured from various components. For our refurbished and remanufactured products, the process begins with a used automotive core that is modified with various additional components, parts or raw materials. The automotive cores used in our operations are obtained through our salvage vehicle operations or from our repair shop customers. To the extent such cores contain Conflict Minerals, the Conflict Minerals are from scrap or recycled sources, and therefore, no further due diligence regarding the source of such Conflict Minerals is required under the Rule. To the extent the various additional components, parts or raw materials used to modify the cores contain Conflict Minerals, we perform due diligence regarding the source of such Conflict Minerals. For the products we manufacture in our Specialty operations, the process begins in our research and development facility where we design specifications for certain products to be sold under our exclusive brand names; we then identify suppliers for the raw materials necessary in the manufacturing process. The process for Specialty products which we contract to manufacture is similar to the products we manufacture, except we contract with third parties to perform the manufacturing based on the specifications provided.

Reasonable Country of Origin Inquiry

To determine the presence and source of Conflict Minerals within the components, parts or raw materials used in the manufacture of the Covered Products (excluding the automotive cores used in our refurbished and remanufactured products, as these are from scrap or recycled sources and are therefore outside the scope of the Rule), the Company conducted a good faith reasonable country of origin inquiry ("RCOI"), which was reasonably designed to determine whether any Conflict Minerals contained in such components, parts or raw materials originated from the Covered Countries. LKQ's RCOI included conducting a supply-chain survey with direct suppliers of these materials used in the Covered Products to identify the existence of, and if applicable, the source of, Conflict Minerals contained therein. As a downstream company, LKQ does not maintain a direct relationship with smelters or refiners and must rely solely on the declarations of upstream suppliers to report the use of Conflict Minerals in components, parts or raw materials. We surveyed over 325 suppliers, which represented all of our suppliers of components, parts or raw materials with which we modify automotive cores during the refurbishment and remanufacture of the Covered Products and with which we manufacture or contract to manufacture the Covered Products. We received responses from approximately 48% of the suppliers contacted. Based on the responses received, we have reason to believe that Conflict Minerals contained within the components, parts or raw materials used to modify our cores and manufacture or contract to manufacture the Covered Products may have originated from the Covered Countries and may not have come from recycled or scrap sources. As a result, we performed due diligence procedures as discussed below.

Due Diligence Measures

LKQ Corporation designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the "OECD Guidance") as they relate to our position in the supply chain as a "downstream" purchaser.

I.	Establish strong company management systems

Our External Reporting Department, with assistance from our operations teams for our Covered Products and with oversight by the Legal Department, is responsible for the due diligence process in connection with our compliance with Rule 13p-1. The due diligence team has established a framework of processes and procedures to communicate with our suppliers regarding the use of Conflict Minerals, to follow up with the suppliers when their responses require further information or when they fail to respond, and to provide instruction and assistance to the suppliers if necessary to help them comply with our information requests. The due diligence team has the full support of senior management.

II.	Identify and assess risk in the supply chain

We requested that each of our direct suppliers of materials used in the Covered Products (excluding cores, as discussed above) complete the Conflict Minerals Reporting Template developed by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative ("EICC-GeSI"), which includes questions regarding a direct supplier’s Conflict Minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of Conflict Minerals processed by those facilities. This survey of our suppliers was conducted in conjunction with our RCOI as discussed above.

We reviewed the suppliers’ responses to the surveys discussed above against criteria developed to determine which responses required further engagement with the suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to obtain additional information and, as appropriate, updated responses. Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. In many cases, these smelters or refiners were not provided at a part-specific level, and therefore, we were unable to definitively conclude whether the Covered Products include Conflict Minerals from these smelters or refiners. Since we were unable to specifically identify which smelters and refiners (if any) sourced Conflict Minerals included in the Covered Products, to be over-inclusive we disclosed in Annex I all smelters and refiners provided to us by the suppliers.

We do not have direct relationships with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We compared the facilities listed in the responses to the list of smelters maintained by the EICC-GeSI Conflict Free Sourcing Initiative ("CFSI"). Of the 360 smelters and refiners of Conflict Minerals identified for the year ended December 31, 2017, 254 were certified as "Conflict-Free" based on referencing the list of smelters maintained by the CFSI.

Based on our due diligence procedures, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products, or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by our suppliers and the information obtained through our due diligence procedures, we believe that the facilities used to process the Conflict Minerals in the Covered Products may include the smelters and refiners listed in Annex I below.

III.	Design and implement a strategy to respond to identified risks

The results of our supplier surveys and due diligence procedures, including this Conflict Minerals Report, were provided to senior management for review. We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of Conflict Minerals used in the Covered Products.

IV.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
We do not have a direct relationship with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits through industry-wide initiatives such as EICC-GeSI Conflict Free Sourcing Initiative.

V.	Report on supply chain due diligence
This Conflict Minerals Report constitutes our report on our supply chain due diligence in accordance with Rule 13p-1. This report is available on our website at www.lkqcorp.com in the Investor Relations section.

Forward-Looking Statements

This Conflict Minerals Report includes forward-looking statements. Words such as "may," "believe," "intend," "if" and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual outcomes and results to be materially different. All forward-looking statements are based on our expectations as of the date of this Conflict Minerals Report. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Annex I

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
L'Orfebre S.A.	ANDORRA	X
Morris and Watson Gold Coast	AUSTRALIA	X
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	X
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Plansee	AUSTRIA		X
Plansee SE Liezen	AUSTRIA		X
Plansee SE Reutte	AUSTRIA		X
Wolfram Bergbau und Hutten AG	AUSTRIA				X
Metallo Belgium N.V.	BELGIUM			X
Metallo Chimique	BELGIUM			X
Tony Goetz NV	BELGIUM	X
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)			X
Empressa Nacional de Fundiciones (ENAF)	BOLIVIA (PLURINATIONAL STATE OF)			X
Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)			X
ACL Metais Eireli	BRAZIL				X
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	X
Cooper Santa	BRAZIL			X
Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL			X
Estanho de Rondônia S.A.	BRAZIL			X
LSM Brasil S.A.	BRAZIL		X
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL			X
Marsam Metals	BRAZIL	X
Melt Metais e Ligas S.A.	BRAZIL			X
Metallo Belgium N.V.	BRAZIL			X
Mineração Taboca S.A.	BRAZIL		X	X
Resind Industria e Comercio Ltda.	BRAZIL		X	X
Soft Metais, Ltda.	BRAZIL			X
Super Ligas	BRAZIL			X
Umicore Brasil Ltda.	BRAZIL	X
White Solder Metalurgia e Mineracao Ltda.	BRAZIL			X
Asahi Refining Canada Ltd.	CANADA	X
CCR Refinery - Glencore Canada Corporation	CANADA	X
Royal Canadian Mint	CANADA	X
Codelco	CHILE	X
Planta Recuperadora de Metales SpA	CHILE	X
Changsha South Tantalum Niobium Co., Ltd.	CHINA		X
Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA				X
Chengfeng Metals Co Pte Ltd	CHINA			X
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA				X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA			X
China Tin Group Co., Ltd.	CHINA			X
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA			X
Daye Non-Ferrous Metals Mining Ltd.	CHINA	X
Dayu Weiliang Tungsten Co., Ltd.	CHINA				X
Duoluoshan	CHINA		X
F&X Electro-Materials Ltd.	CHINA		X
FIR Metals & Resource Ltd.	CHINA		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	CHINA				X
Gansu Seemine Material Hi-Tech Co Ltd	CHINA	X
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA				X
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				X
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				X
Ganzhou Yatai Tungsten Co., Ltd.	CHINA				X
Gejiu Fengming Metallurgy Chemical Plant	CHINA			X
Gejiu Jinye Mineral Company	CHINA			X
Gejiu Kai Meng Industry and Trade LLC	CHINA			X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA			X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA			X
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA			X
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	X
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA			X
Guangdong Jinding Gold Limited	CHINA	X
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA		X
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				X
Guangdong Zhiyuan New Material Co., Ltd.	CHINA		X
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA			X
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	X
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	X
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA		X
Heraeus Metals Hong Kong Ltd.	CHINA	X
HuiChang Hill Tin Industry Co., Ltd.	CHINA			X
Huichang Jinshunda Tin Co., Ltd.	CHINA			X
Hunan Chenzhou Mining Co., Ltd.	CHINA				X
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA				X
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA				X
Hunan Litian Tungsten Industry Co., Ltd.	CHINA				X
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				X
Jiangxi Copper Co., Ltd.	CHINA	X
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA				X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				X
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA			X
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				X
Jiangxi Nanshan	CHINA			X
Jiangxi Rare Earth & Rare Metals Tungsten Group	CHINA				X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				X
Jiangxi Tuohong New Raw Material	CHINA		X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				X
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA				X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA		X
Jiujiang Tanbre Co., Ltd.	CHINA		X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
King-Tan Tantalum Industry Ltd.	CHINA		X
Lingbao Gold Co., Ltd.	CHINA	X
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Linwu Xianggui Smelter Co	CHINA			X
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	X
Malipo Haiyu Tungsten Co., Ltd.	CHINA				X
Metallo Belgium N.V.	CHINA			X
Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Metalor Technologies (Suzhou) Ltd.	CHINA	X
Minmetals Ganzhou Tin Co. Ltd.	CHINA			X
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA			X
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA		X
Penglai Penggang Gold Industry Co., Ltd.	CHINA	X
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA		X
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA				X
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	X
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				X
Xiamen Tungsten Co., Ltd.	CHINA				X
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA				X
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA				X
XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA		X
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA			X
Yunnan Copper Industry Co., Ltd.	CHINA	X
Yunnan Tin Company Limited	CHINA			X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA		X		X
Zhuzhou Cemented Carbide Works Imp. & Exp. Co.	CHINA				X
SAFINA A.S.	CZECH REPUBLIC	X
NPM Silmet AS	ESTONIA		X
SAAMP	FRANCE	X
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
Aurubis AG	GERMANY	X
Bauer Walser AG	GERMANY	X
C. Hafner GmbH + Co. KG	GERMANY	X
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	X		X
DODUCO Contacts and Refining GmbH	GERMANY	X
H.C. Starck GmbH Laufenburg	GERMANY		X
H.C. Starck Group	GERMANY		X
H.C. Starck Hermsdorf GmbH	GERMANY		X
H.C. Starck Smelting GmbH & Co. KG	GERMANY		X		X
H.C. Starck Tantalum and Niobium GmbH	GERMANY		X
H.C. Starck Tungsten GmbH	GERMANY				X
HC Starck GmbH	GERMANY				X
Heimerle + Meule GmbH	GERMANY	X
Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
Metallo Belgium N.V.	GERMANY			X
SAXONIA Edelmetalle GmbH	GERMANY	X
WIELAND Edelmetalle GmbH	GERMANY	X
Bangalore Refinery	INDIA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	X
Metallo Belgium N.V.	INDIA	X
Metallurgical Products India Pvt., Ltd.	INDIA		X
MMTC-PAMP India Pvt., Ltd.	INDIA	X
Sai Refinery	INDIA	X
CV Ayi Jaya	INDONESIA			X
CV Dua Sekawan	INDONESIA			X
CV Gita Pesona	INDONESIA			X
CV JusTindo	INDONESIA			X
CV Makmur Jaya	INDONESIA			X
CV Serumpun Sebalai	INDONESIA			X
CV Tiga Sekawan	INDONESIA			X
CV United Smelting	INDONESIA			X
CV Venus Inti Perkasa	INDONESIA			X
PT Alam Lestari Kencana	INDONESIA			X
PT Aneka Tambang (Persero) Tbk	INDONESIA	X		X
PT Aries Kencana Sejahtera	INDONESIA			X
PT Artha Cipta Langgeng	INDONESIA			X
PT ATD Makmur Mandiri Jaya	INDONESIA			X
PT Babel Inti Perkasa	INDONESIA			X
PT Bangka Kudai Tin	INDONESIA			X
PT Bangka Prima Tin	INDONESIA	X		X	X
PT Bangka Putra Karya	INDONESIA			X
PT Bangka Timah Utama Sejahtera	INDONESIA			X
PT Bangka Tin Industry	INDONESIA			X
PT Belitung Industri Sejahtera	INDONESIA			X
PT BilliTin Makmur Lestari	INDONESIA			X
PT Bukit Timah	INDONESIA			X
PT Cipta Persada Mulia	INDONESIA			X
PT DS Jaya Abadi	INDONESIA			X
PT Eunindo Usaha Mandiri	INDONESIA			X
PT Inti Stania Prima	INDONESIA			X
PT Justindo	INDONESIA			X
PT Karimun Mining	INDONESIA			X
PT Kijang Jaya Mandiri	INDONESIA			X
PT Koba Tin	INDONESIA			X
PT Lautan Harmonis Sejahtera	INDONESIA			X
PT Menara Cipta Mulia	INDONESIA			X
PT Mitra Stania Prima	INDONESIA			X
PT O.M. Indonesia	INDONESIA			X
PT Panca Mega Persada	INDONESIA			X
PT Prima Timah Utama	INDONESIA			X
PT Refined Bangka Tin	INDONESIA			X
PT Sariwiguna Binasentosa	INDONESIA			X
PT Stanindo Inti Perkasa	INDONESIA			X
PT Sukses Inti Makmur	INDONESIA			X
PT Sumber Jaya Indah	INDONESIA			X
PT Timah (Persero) Tbk Kundur	INDONESIA			X
PT Timah (Persero) Tbk Mentok	INDONESIA			X
PT Tinindo Inter Nusa	INDONESIA			X
PT Tommy Utama	INDONESIA			X
Chimet S.p.A.	ITALY	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Italpreziosi	ITALY	X
Safimet S.p.A	ITALY	X
T.C.A S.p.A	ITALY	X
A.L.M.T. TUNGSTEN Corp.	JAPAN				X
Aida Chemical Industries Co., Ltd.	JAPAN	X
Asahi Pretec Corp.	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN	X	X
Chugai Mining	JAPAN	X
Dowa	JAPAN	X		X
Dowa Metals & Mining. Kosak Seiren	JAPAN	X
Eco-System Recycling Co., Ltd.	JAPAN	X
Global Advanced Metals Aizu	JAPAN		X
H.C. Starck Ltd.	JAPAN		X
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Japan Mint	JAPAN	X
Japan New Metals Co., Ltd.	JAPAN				X
JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Kojima Chemicals Co., Ltd.	JAPAN	X
Matsuda Sangyo Co., Ltd.	JAPAN	X
Mitsubishi Materials Corporation	JAPAN	X		X
Mitsui Mining and Smelting Co., Ltd.	JAPAN		X
Nihon Material Co., Ltd.	JAPAN	X
Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Taki Chemical Co., Ltd.	JAPAN		X
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Tokuriki Honten Co., Ltd.	JAPAN	X
Yamakin Co., Ltd.	JAPAN	X
Yokohama Metal Co., Ltd.	JAPAN	X
Kazakhmys Smelting LLC	KAZAKHSTAN	X
Kazzinc	KAZAKHSTAN	X
TOO Tau-Ken-Altyn	KAZAKHSTAN	X
Ulba Metallurgical Plant JSC	KAZAKHSTAN		X
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	X
DaeryongENC	KOREA, REPUBLIC OF	X
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
HeeSung Metal Ltd.	KOREA, REPUBLIC OF	X
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	X
Korea Metal Co. Ltd	KOREA, REPUBLIC OF	X
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
Samduck Precious Metals	KOREA, REPUBLIC OF	X
Samwon Metals Corp.	KOREA, REPUBLIC OF	X
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
Torecom	KOREA, REPUBLIC OF	X
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF				X
Kyrgyzaltyn JSC	KYRGYZSTAN	X
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	X
Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF		X
Malaysia Smelting Corporation (MSC)	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Caridad	MEXICO	X
KEMET Blue Metals	MEXICO		X
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
Remondis Argentia B.V.	NETHERLANDS	X
Schone Edelmetaal B.V.	NETHERLANDS	X
Morris and Watson	NEW ZEALAND	X
Minsur	PERU			X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
O.M. Manufacturing Philippines, Inc.	PHILIPPINES			X
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				X
Fenix Metals	POLAND			X
KGHM Polska Miedz Spolka Akcyjna	POLAND	X
Hydrometallurg, JSC	RUSSIAN FEDERATION				X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
JSC Uralelectromed	RUSSIAN FEDERATION	X
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	X
Moliren Ltd.	RUSSIAN FEDERATION				X
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION			X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
OJSC Kolyma Refinery	RUSSIAN FEDERATION	X
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION		X
Unecha Refractory metals plant	RUSSIAN FEDERATION				X
Wolfram Company CJSC	RUSSIAN FEDERATION				X
L'azurde Company For Jewelry	SAUDI ARABIA	X
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
AU Traders and Refiners	SOUTH AFRICA	X
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
Tantalite Resources	SOUTH AFRICA		X
Metallo Spain S.L.U.	SPAIN			X
SEMPSA Joyeria Plateria S.A.	SPAIN	X
Sudan Gold Refinery	SUDAN	X
Boliden AB	SWEDEN	X
Argor-Heraeus S.A.	SWITZERLAND	X
Cendres & Métaux S.A.	SWITZERLAND	X
Metalor Technologies S.A.	SWITZERLAND	X
PAMP S.A.	SWITZERLAND	X
PX Precinox S.A.	SWITZERLAND	X
Valcambi S.A.	SWITZERLAND	X
Rui Da Hung	TAIWAN, PROVINCE OF CHINA			X
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
H.C. Starck Co., Ltd.	THAILAND		X
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND			X
Thaisarco	THAILAND			X
Umicore Precious Metals Thailand	THAILAND	X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Istanbul Gold Refinery	TURKEY	X
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Al Etihad Gold LLC	UNITED ARAB EMIRATES	X
Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Kaloti Precious Metals	UNITED ARAB EMIRATES	X
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	X
Advanced Chemical Company	UNITED STATES OF AMERICA	X
Alpha	UNITED STATES OF AMERICA			X
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
ATI	UNITED STATES OF AMERICA				X
ATI Metalworking Products	UNITED STATES OF AMERICA				X
ATI Tungsten Materials	UNITED STATES OF AMERICA				X
Colt Refining	UNITED STATES OF AMERICA	X
D Block Metals, LLC	UNITED STATES OF AMERICA		X
Elemetal Refining, LLC	UNITED STATES OF AMERICA	X
Exotech Inc.	UNITED STATES OF AMERICA		X
Geib Refining Corporation	UNITED STATES OF AMERICA	X
Global Advanced Metals	UNITED STATES OF AMERICA		X
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA		X
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA				X
H.C. Starck Inc.	UNITED STATES OF AMERICA		X
Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA		X
Kemet Blue Powder	UNITED STATES OF AMERICA		X
Kennametal Fallon	UNITED STATES OF AMERICA				X
Kennametal Huntsville	UNITED STATES OF AMERICA				X
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Materion	UNITED STATES OF AMERICA	X
Metallic Resources, Inc.	UNITED STATES OF AMERICA			X
Metallo Belgium N.V.	UNITED STATES OF AMERICA	X
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
Niagara Refining LLC	UNITED STATES OF AMERICA				X
Ohio Precious Metals LLC.	UNITED STATES OF AMERICA	X
Pease & Curren	UNITED STATES OF AMERICA	X
QuantumClean	UNITED STATES OF AMERICA		X
Republic Metals Corporation	UNITED STATES OF AMERICA	X
Sabin Metal Corp.	UNITED STATES OF AMERICA	X
So Accurate Group, Inc.	UNITED STATES OF AMERICA	X
Telex Metals	UNITED STATES OF AMERICA		X
Tranzact, Inc.	UNITED STATES OF AMERICA		X
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	X
An Thai Minerals Co., Ltd.	VIET NAM			X
An Vinh Joint Stock Mineral Processing Company	VIET NAM			X
Asia Tungsten Products Vietnam Ltd.	VIET NAM				X
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM			X
Metallo Belgium N.V.	VIET NAM			X
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM				X
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				X
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM				X
VQB Mineral and Trading Group JSC	VIET NAM			X
Universal Precious Metals Refining Zambia	ZAMBIA	X
Fidelity Printers and Refiners Ltd.	ZIMBABWE	X